UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 23, 2018

STERIS plc

(Exact Name of Registrant as Specified in Charter)

England and Wales	1-37614	98-1203539
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Rutherford House Stephensons Way

Chaddesden, Derby,

England, DE21 6LY

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: +44 1332 387100

Chancery House,

190 Waterside Road

Hamilton Industrial Park

Leicester LE5 1QZ

United Kingdom

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

STERIS plc (the “Company”), as a borrower and guarantor, and STERIS Corporation (“STERIS”), as a borrower and guarantor, and various other U.S. and U.K. subsidiaries of the Company constituting Material Subsidiaries, as guarantors, have entered into a Credit Agreement dated March 23, 2018 (the “Credit Agreement”) with various financial institutions as lenders, and JPMorgan Chase Bank, N.A., as Administrative Agent. The Company and its subsidiaries maintain existing banking relationships with a number of the lenders. The Credit Agreement replaces a credit agreement dated March 31, 2015 among the Company, STERIS, JP Morgan Chase Bank, N.A. as administrative agent and the other guarantors and lenders party thereto, which was terminated and all amounts due thereunder were repaid on March 23, 2018.

The Credit Agreement provides $1 billion in the form of a revolver facility, which may be utilized for revolving credit borrowings, swing line borrowings and letters of credit, with sublimits for swing line borrowings and letters of credit. The revolver may be increased in specified circumstances by up to $500 million. The Credit Agreement will mature on March 23, 2023, and all unpaid borrowings, together with accrued and unpaid interest thereon, are repayable on that date.

Borrowings also are repayable at such other earlier times as may be required under or permitted by the terms of the Credit Agreement. Borrowings bear interest at the applicable Borrower’s option based upon either the Base Rate or the Eurocurrency Rate, plus the Applicable Margin in effect from time to time under the Credit Agreement. The Applicable Margin is determined based on the ratio of Consolidated Total Debt to Consolidated EBITDA. Interest on Base Rate Advances is payable quarterly in arrears and interest on Eurocurrency Rate Advances is payable at the end of the relevant interest period therefor, but in no event less frequently than every three months. Swingline Advances bear interest at a rate to be agreed by the applicable Swingline Lender and Borrower, subject to a cap in the case of Swingline Advances denominated in U.S. Dollars equal to the Base Rate plus the Applicable Margin for Base Rate Advances plus the Facility Fee. There is no premium or penalty for prepayment of Base Rate Advances but prepayments of Eurocurrency Rate Advances are subject to a breakage fee. Credit may be extended in U.S. Dollars or in specified Alternative Currencies. Alternative Currency Advances are limited in the aggregate to the equivalent of $500 million.

The Credit Agreement contains customary representations and warranties and covenants, including restrictions on the incurrence of indebtedness by non-guarantor subsidiaries and the creation of liens, and financial covenants consisting of a limitation on leverage and required minimum interest coverage. The Credit Agreement also contains customary Events of Default, which include payment and other covenant defaults, breaches of representations and warranties, change of control or failures to pay money judgments and certain defaults in respect of Material Indebtedness (indebtedness the aggregate principal amount of which exceeds the greater of $150 million or 3% of Consolidated Total Assets), upon the occurrence of which, among other remedies, the lenders may terminate their commitments and accelerate the maturity of indebtedness and other obligations under the Credit Agreement.

The above summary of certain terms and conditions of the Credit Agreement does not purport to be a complete discussion of that agreement or related documents and is qualified in its entirety by reference to the Credit Agreement, a copy of which is attached to this report as Exhibit 10.1. Capitalized terms used above and not defined herein have the meanings given under the Credit Agreement.

Item 2.03.	Creation of Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

On March 23, 2018, the Company entered into the Credit Agreement as described under Item 1.01 above. The description of the Credit Agreement set forth in Item 1.01 above is hereby incorporated by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Company amended and restated its Management Incentive Compensation Plan (“MICP”) on March 26, 2018, effective as of and for the Company’s fiscal year that begins April 1, 2018. Management of the Company and its subsidiaries including, for fiscal 2019, all of the Company’s executive officers, is eligible to participate in the MICP. Annual MICP incentive compensation awards are based upon achievement of financial and other objectives. Each participant is assigned an annual target bonus based upon the participant’s position or responsibilities. The target bonus is expressed as a percentage of the participant’s base salary. Under the amended and restated MICP, the maximum target bonus percentage is 125% of base salary. If all objectives are achieved, the participant may receive the target percentage of his or her salary as a bonus. If objectives are exceeded a greater amount may be payable (not to exceed 200% of target bonus), and if objectives are not achieved a lesser payment or no payment may be made. All payments are at the discretion of the Company’s Compensation Committee, which administers the MICP. In conjunction with the amendment and restatement of the MICP, the Company terminated its Senior Executive Management Incentive Compensation Plan, effective for the Company’s 2019 fiscal year.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Credit Agreement, dated as of March 23, 2018, by and among STERIS Corporation and STERIS plc, as borrowers and guarantors, various U.S. and U.K. subsidiaries of STERIS plc, as guarantors, various financial institutions, as lenders, and JPMorgan Chase Bank, N.A., as Administrative Agent.

10.2	STERIS plc Management Incentive Compensation Plan (As Amended and Restated Effective April 1, 2018).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STERIS plc

By:	/s/ J. Adam Zangerle
J. Adam Zangerle
Vice President, General Counsel and Secretary

Date: March 26, 2018